                                                                     Exhibit 4.8
                                                                     -----------


                                [FACE OF NOTE]


THIS GLOBAL NOTE IS HELD BY THE TRUSTEE, AS CUSTODIAN FOR THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (II) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EARTHWATCH INCORPORATED.

                            EARTHWATCH INCORPORATED

                       13% Senior Discount Note Due 2007

                                                             CUSIP No. 270324AJ5

No._________


          EARTHWATCH INCORPORATED, a Delaware corporation (the "Company", which
                                                                -------
term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _______________ United States Dollars ($______________) on July 15, 2007.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:


     Issue Date under the Internal Revenue Code:        July 12, 1999

     Yield to maturity for period from
     Issue/Closing Date to July 15, 2007:               13%

     Original issue discount under Section 1273 of
     the Internal Revenue Code (for each $1,000
     principal amount at Maturity Date):                $487.22

     Issue Price (for each $ 1,000 principal amount
     at Maturity Date):                                 $512.78

     Interest Payment Dates:                            January 15 and July 15,
                                                        commencing January 15,
                                                        2003.

     Regular Record Dates:                              January 1 and July 1.


          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:

                                    EARTHWATCH INCORPORATED


                                    By:__________________________
                                    Name:
                                    Title:


This is one of the 13% Senior Discount Notes due 2007 described in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK, Trustee


                                    By:__________________________
                                    Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                            EARTHWATCH INCORPORATED

                       13% Senior Discount Note due 2007

1.   Principal and Interest.
     ----------------------

          EarthWatch Incorporated (the "Company") shall pay the principal of
                                        -------
this Note on July 15, 2007.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest on the Notes shall be payable at the rate of 13% per annum (the "Interest Rate") and shall be payable in U.S. dollars semiannually on
 -------------------
January 15 and July 15 (each, an "Interest Payment Date") to be paid to the
                                  ---------------------
person in whose name this Note is registered as of the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day); provided that no interest shall be payable in cash on the principal amount of the Notes prior to July 15, 2002, except as provided in the next paragraph.

          From and after July 15, 2002, interest on the Notes shall be payable semiannually in cash on January 15 and July 15 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from July 12, 1999. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          If an exchange offer registered under the Securities Act of 1933 is not consummated and a Shelf Registration Statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission on or before August 15, 2000 in accordance with the terms of the Notes Registration Rights Agreement dated as of July 7, 1999, between the Company and Morgan Stanley & Co. Incorporated, interest (in addition to the accrual of original discount during the period ending July 15, 2002 and in addition to the interest otherwise due on the Notes after such date) shall accrue from August 15, 2000, at an annual rate of .5% of the Accreted Value of the Notes on the preceding Semi-Annual Accrual Date, payable in cash semiannually, in arrears, on January 15 and July 15 of each year, commencing January 15, 2001, until (i) the exchange offer is consummated, (ii) the Shelf Registration Statement is declared effective or (iii) the date that the Notes become freely tradable without registration under the Securities Act; provided that upon the request of any Holder of the Notes, the Company shall, in accordance with the terms of the Indenture, deliver to such Holder certificates evidencing such Holder's Notes without the legends restricting the transfer thereof. The Holder of this Note is entitled to the benefits of such Notes Registration Rights Agreement.

          The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate of 13% per annum.

2.   Method of Payment.
     -----------------

          The Company shall pay principal as provided above and interest on each Interest Payment Date to the persons who are Holders (as reflected in the Register at the close of business on each January 1 and July 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration or transfer or exchange after such Regular Record Date; provided that, with respect to payment of principal, the Company shall not make payment to the Holder unless this Note is surrendered to the Paying Agent.

          The Company shall pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Register). If a payment date is a date other than a business day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Trustee shall act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4.   Indenture, Limitations.
     ----------------------

          The Company issued the Notes under an Indenture dated as of July 12, 1999 (the "Indenture"), between the Company and The Bank of New York, trustee
           ---------
(the "Trustee"). Capitalized terms herein are used as defined in the Indenture
      -------
unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.   Security.
     --------

          The Notes are secured by the First QuickBird Launch Insurance pursuant to and as provided in the Security Documents.

6.   Redemption.
     ----------

          The Notes may be redeemed at the election of the Company, in whole or in part, on July 15, 2004 and from time to time thereafter prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Register, in amounts of $1,000 or an integral multiple of $1,000, at the Redemption Prices

(expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

          Year                               Redemption Price
          ----                               ----------------

          2004...........................        106.500%
          2005...........................        104.333%
          2006...........................        102.167%
          2007...........................        100.000%

7.   Notice of Redemption.
     --------------------

          Notice of any optional redemption shall be mailed at least 30 days' but not more than 60 days' before the Redemption Date to each Holder of Notes to be redeemed at its last address as it appears in the Register. Notes in original denominations larger than $ 1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.   Repurchase upon Change of Control.
     ---------------------------------

          Upon the occurrence of any Change of Control, the Company shall be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof at the relevant Payment Date, plus, without duplication, accrued and unpaid interest, if any, to the Payment Date (the "Change of Control Payment").
 -------------------------

          A notice of such Change of Control shall be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes shall only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

9.   Repurchase of Notes upon an Insurance Proceeds Payment.
     ------------------------------------------------------

          The Company must commence, within 30 days of receipt by the Collateral Trustee of any proceeds under the First QuickBird Launch Insurance, and must thereafter consummate an Offer to Purchase the Notes then outstanding, and an offer to purchase the 12 1/2% Notes then outstanding, on a pro rata basis in an aggregate amount equal to the Insurance Proceeds Payment Amount not previously subject to an Offer to Purchase under Section 4.18 of the Indenture at a purchase price for the Notes and the 12 1/2% Notes equal to 100% of the accreted value thereof on the relevant payment date, plus accrued and unpaid interest, if any, to such payment date. If the aggregate purchase price of the Notes and the 12 1/2% Notes tendered in connection with such offers to purchase is less than the Insurance Proceeds Payment Amount, the remaining Insurance Proceeds Payment Amount shall be paid over to the Company and may be used for general corporate purposes.

10.  Denomination; Transfer; Exchange.
     --------------------------------

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity or an integral multiple thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made. This Note is a Global Note.

11.  Persons Deemed Owners.
     ---------------------

          The Holder of this Note shall be treated as the owner of this Note for all purposes.

12.  Unclaimed Money.
     ---------------

          If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company shall be discharged from the Indenture and the notes, except in certain circumstances for certain sections thereof, and (b) to redemption for the Stated Maturity, the Company shall be discharged from certain covenants set forth in the Indenture.

14.  Amendment, Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

15.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, among other things, incur additional Indebtedness, to create Liens; make certain Restricted Payments; or enter into certain Sale-Leaseback transactions. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations. Notwithstanding any other provision of the Indenture or the Notes, neither the amendments to the Amended and Restated Indenture dated as of April 8, 1999, relating to the 12 1/2% Notes, nor the Collateral Pledge and Security Agreement dated as of April 8, 1999, as amended, is prohibited or restricted by any term, covenant, condition or provision of the Indenture, the Notes, the 12 1/2% Notes or the Security Documents, shall constitute a Default or Event of Default or shall require the prepayment of the Notes.

16.  Successor Persons.
     -----------------

          Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person shall be released from those obligations.

17.  Defaults and Remedies.
     ---------------------

          The following events shall be defined as "Events of Default" in the
                                                    -----------------
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) failure to make or consummate an Offer to Purchase in accordance with Sections 4.7, 4.11 and 4.18 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default and/or (III) with respect to Indebtedness represented by the 12 1/2% Notes, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or in any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause, such Indebtedness to become due prior to its stated maturity; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $1,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $1,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors or (i) with respect to the First QuickBird Satellite, there shall occur the loss the of 15% or more of such satellite's capacity or any other event that permits or requires the payment of any proceeds of the First QuickBird Launch Insurance by the insurance company thereunder and, in either such case, such proceeds are not paid over to the Collateral Trustee within 90 days of the demand being made under the applicable QuickBird Launch Insurance policy.

          If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause
(e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

18.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

20.  Authentication.
     --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to EarthWatch Incorporated, 1990 Pike Road, Longmont, Colorado 80501, Attention: President.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.7 or 4.12 of the Indenture, check the box: [_]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.7 of the Indenture, state the amount (in principal amount at maturity):
$______________________ ($ 1,000 or integral multiple thereof).

Date:_______________

Your Signature:________________________________________________________________

Signature Guarantee:________________________


          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount (in principal amount at maturity):
$______________________ ($1,000 or integral multiple thereof).

Date:_______________

Your Signature:________________________________________________________________

Signature Guarantee:/1/ _______________________



___________________________

/1/ The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.